    “Forging Retail Partnerships through Innovative Products”

Address:
350 Jim Moran Blvd., Suite 120
Deerfield Beach, FL 33442
Tel: 954-252-3440
Fax:954-252-3442

Corporate Website:
www.chdtcorp.com

Product Websites:
www.capstoneindistries.com
www.stptools.com
www.takeanyware.com

Industry:
Consumer Packaged Goods

Bank:
Sterling National Bank

Auditor/Accountant:
Robison Hill & Co.

Revenue:
9 mos ending 9/08        $4.3M
9 mos ending 9/07         $1.4M

Market Information:
Ticker                      CHDO.OB

                                        (millions)
Market cap                        $10M
Shares outstanding      557.94
Float                               290.10

Management:
Howard Ullman, Chairman
Stewart Wallach, CEO
Jill Mohler, Secretary

Business Description: Formerly China Direct Trading Company, CHDT Corporation is a management company with operating subsidiaries focused on designing and manufacturing consumer products for the North American retail markets.

Capstone Industries produces Consumer Packaged Goods(CPG)

• STP®-branded tools and automotive accessories
• Take™ - Secure USB devices “Personal Pocket Safe™” and “Secret Diary™”
• Capstone Lighting- Book Lights, Task Lights and Eco-i-lite™

       Distribution Channels:
• Automotive- Joe’s, Kragan Auto,
• Book Retailers- Barnes & Noble
• Mass Retailers- Target and Walmart
• Online- Amazon, Fingerhut, Smarthome,
• Warehouse Clubs- Bj’s, Costco, and Sam’s Club,
•
Company Background:  CHDT Corporation (CHDO.OB) is a publicly traded company based in South Florida. Originally formed in Colorado in 1989, it was reincorporated in Florida in 2004 under the name China Direct Trading Corporation.

In June of 2007, the name was changed to CHDT Corporation to properly reflect the fact that global sourcing and direct sales to retailers, not trading, will play an important role in our business units.

Strategy:  We intend to become a major producer of innovative products within numerous CPG categories in North America, through product development and acquisitions.  We expect to bring new ideas and concepts to these categories through innovation and new technology within the following guidelines:
• Designed for the shopper and consumer for common uses and tasks.
• Represent a compelling value.
• Has reasonable profit and profit margin opportunity
• Acceptable market penetration costs

Keys to Success:
•
•	Experienced management team
•	Proprietary products and new technologies
•	Speed-to-market
•	Low overhead
•	2008 revenue growth over 250%
•	Profitable for 2009

Media Recognition of CHDT Products:
Our proprietary products and new technologies have been featured by a wide range of media.  In particular the Personal Pocket Safe™ and Secret Diary™, a USB device with a locking keypad, have been featured in publications including Laptop Magazine, Popular Science, The New York Times, Oprah magazine’s “O List,” Family Circle’s Holiday Gift Guide and more.

Full List of Distribution Channels:
CHDT employs 11 employees and a network of national sales representatives.  To date our active account base consist of 21 customers. Amongst them but not limited to are:

Automotive- Checkers, Joe’s, Kragen Auto, Murray’s, Northern Tool, Performance Warehouse, and Shucks.
Book- Barnes & Noble
Catalog- Fingerhut.com, Smarthome.com,
Mass- Walmart, Target, Meijer
Online- Amazon.com, www.takeanyware.com
Shopping network- QVC
Warehouse Clubs- Bj’s, Costco, Cost U Less, and Sam’s Club.

Financial results ending September 30, 2008:  *
•	3Q 08 revenue of just over $3M, an increase of 271% vs. 3Q 07
           Increase based on STP® and Eco-i-Lite™ program distribution in addition to core book light activity
           First quarterly profit in company history
•	Current order backlog of approximately $4M

 CHDT Corporation Financials
                                                                                                                                          Ending September 30
	3Q 08	9 mos 2008	9 mos 2007
Revenues	$3.021M	$4.290M	$1.415M
Gross Profit	$953,199	$1.406M	$611,388
Net Income	$63,581	($1.076M)	($791,726)
* Note: For information purposes only – not for investor consideration. Investors should review CHDT Corp. SEC filings at http://www.sec.gov. This profile speaks only as of date first written above.